Exhibit 99.1

OptimizeRx Launches Automated Financial Messaging within Glenwood Systems
EHR, Providing Prescriptions Cost Savings

Waterbury, CT and ROCHESTER, MI, June 6, 2017 — OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in electronic health record (EHR) platforms, has partnered with Glenwood Systems, a leading healthcare software development company.

Glenwood provides software and billing services to ambulatory medical practices, surgical centers and hospitals that are designed to improve patient care and patient satisfaction. Glenwood’s EHR reduces healthcare delivery costs, while increasing revenue and profitability through a dynamic integration with existing patient management systems.

OptimizeRx services will operate seamlessly within the Glenwood’s EHR, and alert health care providers (HCPs) to potential prescription savings and support information for patients.

“OptimizeRx integration with our EHR allows valuable financial support and education to be delivered right at the point of prescribe for physicians using our platform,” said Ron Flormann, CCO Glenwood Systems. “Incorporating OptimizeRx represents another important way we are empowering physicians to help patients better afford and comply with their medicines.

OptimizeRx growing eRx network includes more than 370 EHRs that reach over 500,000 HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe promotional network. OptimizeRx’s services can be integrated quickly and seamlessly into virtually any EHR platform, usually within a matter of hours.

“We welcome Glenwood Systems, a leader in the digital health industry, to our growing OptimizeRx EHR network,” said OptimizeRx CEO, William Febbo. “Healthcare providers are now spending more than three hours a day on average engaged in their EHR. Glenwood Systems HCPs can now dramatically enhance their workflow experience with OptimizeRx’s suite of services which allow for access to financial assistance, patient education and assistance with prior authorization.”

About Glenwood

Glenwood Systems is a privately-held software development firm providing webbased medical practice software, billing services and custom software solutions to manage clinical documentation, workflow and revenue.

Glenwood Systems emphasizes product excellence, a high-level of customer service and exceptional stakeholder value. Founded in 1998, Glenwood Systems has established itself as a first to market leader offering EHR software, practice management software, physician billing services and custom software solutions. More information about Glenwood and the Glace family of products can be found at www.glenwoodsystems.com or contact Ron Flormann.

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About OptimizeRx Corp
Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Merck, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Glenwood Systems Contact:

Ron Flormann

Chief Commercial Officer

moreinfo@glenwoodsystems.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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